SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                Current Report
                       Pursuant to Section 13 OR 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  June 4, 2007


                               VSE CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                                   DELAWARE
        (State or Other Jurisdiction of Incorporation or Organization)


                 0-3676                            54-0649263
        (Commission File Number)         (I.R.S. Identification Number)


         2550 Huntington Avenue
          Alexandria, Virginia                     22303-1499
(Address of Principal Executive Offices)           (Zip Code)


      Registrant's Telephone Number, Including Area Code:  (703) 960-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








VSE CORPORATION


Item 1.01	Entry into a Material Definitive Agreement

        On June 4, 2007, VSE Corporation ("VSE") entered into a definitive Share Purchase Agreement with Koniag Development Corporation, Nancy Ellen Lexo Living Trust, and James W. Lexo, Jr. ("Sellers"), and Integrated Resources and Concepts ("ICRC") and Koniag, Inc. (the "Agreement"). The terms of the Agreement provide that VSE will acquire all of the outstanding capital stock of ICRC from Sellers for approximately $11.6 million payable in cash at the closing, of which $1.67 million will be held in escrow for two years to secure the Sellers' post-closing indemnity obligations, plus up to $5.815 million additional payable if earn out conditions in the Agreement are satisfied. The Agreement contains customary representations and warranties and indemnification obligations.

         As contemplated by the Agreement, employment agreements between VSE and each of James W. Lexo, Jr. ("Mr. Lexo"), a Seller under the Agreement and ICRC's chief executive officer and president, and Carl E. Williams ("Mr. Williams"), ICRC's chief operating officer, became effective. As provided in his employment agreement, Mr. Lexo will serve as a VSE executive vice president for strategic initiatives and business development and ICRC's chief executive officer, and Mr. Williams will serve as ICRC's president and chief operating officer. Both employment agreements have initial terms expiring on December 31, 2008, one or more periods of renewal for one year each, and "change of control" provisions. The initial base salaries of Messrs. Lexo and Williams are approximately $185,000 per annum.

Item 2.01	Completion of Acquisition or Disposition of Assets

        On June 4, 2007, VSE completed its acquisition of ICRC pursuant to the Agreement. VSE paid an initial purchase price of approximately $11.6 million in cash, of which approximately $1.67 million was placed into escrow to satisfy potential indemnification obligations of Sellers. The escrow term is two years, subject to potential distributions of the escrowed funds as claims are made. A copy of the Agreement (without schedules) is filed as Exhibit 2.1 to this Current Report on Form 8-K. The foregoing descriptions of the Agreement are qualified in their entirety by reference to the terms of the Agreement, as filed.

        ICRC is a diversified technical and management services company principally serving the U.S. Government market, primarily in respect of informa-tion technology, advanced vehicle technology, aerospace, engineering and transportation infrastructure.


Item 7.01	Regulation FD Disclosure

        On June 4, 2007, VSE issued a news release that announced that its acquisition of ICRC. The news release is attached hereto as Exhibit 99.1.


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VSE CORPORATION


Item 9.01       Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired
 	Not Applicable

(b)	Pro Forma Financial Information
	Not Applicable

(d)     Exhibits

        Exhibit No.	Description
        -----------     -----------
        2.1*	        Share Purchase Agreement dated as of June 4, 2007 by and
                        among VSE Corporation, Koniag, Inc., Koniag Development
                        Corporation, Nancy Ellen Lexo Living Trust,
                        James W. Lexo, Jr. and Integrated Resources and Concepts
                        Corporation.

        99.1*		News Release dated June 4, 2007


*	Filed herewith

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VSE CORPORATION


                                 SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 VSE CORPORATION
                                                 (Registrant)



Date:	June 8, 2007			     By: /s/ D. M. Ervine
                                                 -------------------------------
						 D. M. Ervine
						 Chairman, President and CEO/COO






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